As filed with the Securities and Exchange Commission on February 13, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PBSJ CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA	59-1494168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 N.W. 107th AVENUE, MIAMI, FLORIDA

(Address of principal executive offices)

33172-2507

(Zip Code)

THE PBSJ CORPORATION STOCK OWNERSHIP PLAN

(Full Title of the Plan)

W. Scott DeLoach, Chief Financial Officer

The PBSJ Corporation

2001 N.W. 107th Avenue

Miami, Florida 33172-2507

(305) 592-7275

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to to be Registered	Amount to be Registered	Registered Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering price(1)	Amount of Registration Fee

Common Stock $.00067 par value	3,000,000 shares	$22.50	$67,500,000	$8,552.25

(1)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the most recently available appraisal of the fair market value of the common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM	1. Plan Information

The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

ITEM	2. Registrant Information and Employee Plan Annual Information

The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference.

By this reference, the following documents filed or to be filed by The PBSJ Corporation (“The Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated into and made a part of this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K (Commission file No. 0-30911) for the Year Ended September 30, 2003.

(b)	The Company’s Quarterly Report on Form 10-Q (Commission file No. 0-30911) for the Quarter Ended December 31, 2003.

(c)	The description of the Common Stock contained in the Company’s Form 10 filed on June 27, 2000 (SEC File No. 000-30911), and its amendments, for registration of the Common Stock pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company with the Commission subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated into and made a part of this Registration Statement from the date of filing of such documents with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein on, in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    Description of Securities.

Not applicable.

ITEM 5.    Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.    Indemnification of Directors and Officers.

The Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Under the terms of the Company’s Articles of Incorporation and Bylaws, the Company shall indemnify any director or officer or any former director and officer, and may indemnify any employee or former employer, in each case to the fullest extent permitted by law.

ITEM 7.    Exemption From Registration Claimed.

Not Applicable.

ITEM 8.    Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit Number	Description

4.1	Articles of Incorporation, as amended (*)

4.2	Amended and Restated By-laws (incorporated herein by reference from Exhibit 4.1 to the Company’s Form 10Q for the quarterly period ended December 31, 2003)

4.3	Form of Common Stock Certificate (*)

4.4	The PBSJ Corporation Stock Ownership Plan (incorporated herein by reference from Exhibit 10.14 to the Company’s Amendment 1 to Form 10 filed on September 19, 2000)

5	Opinion of Becky S. Schaffer, General Counsel of the Company

23.1	Consent of Becky S. Schaffer, General Counsel of the Company (included in the opinion filed as Exhibit 5)

23.2	Consent of Independent Certified Public Accountants (PricewaterhouseCoopers LLP)

24	Power of Attorney (included on the signature page of the Registration Statement)

(*)	Previously filed with the Registration Statement on Form 10 filed with the Commission on June 27, 2000.

ITEM 9.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant, pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 13th day of February 2004.

The PBSJ Corporation

Date	February 13, 2004	By:	/s/ W. Scott DeLoach
W. Scott DeLoach Chief Financial Officer

Date	February 13, 2004	By:	/s/ John B. Zumwalt, III
John B. Zumwalt, III Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of The PBSJ Corporation, a Florida corporation, for himself or herself and not for one another, does hereby constitute and appoint John B. Zumwalt, III and W. Scott DeLoach, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his or her name to any and all amendments, including post-effective amendments, to this registration statement, with respect to the proposed sale and delivery of shares of its Common Stock, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Richard A. Wickett	Chairman and Treasurer	February 13, 2004

Richard A. Wickett

/s/ John B. Zumwalt, III	Vice Chairman, President and Chief Executive Officer	February 13, 2004

John B. Zumwalt, III

/s/ Robert J. Paulsen	Executive Vice President and Secretary	February 13, 2004

Robert J. Paulsen

/s/ John S. Shearer	Senior Vice President	February 13, 2004

John S. Shearer

/s/ Todd J. Kenner	Senior Vice President	February 13, 2004

Todd J. Kenner

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation, as amended (*)

4.2	Amended and Restated By-laws (incorporated herein by reference from Exhibit 4.1 to the Company’s Form 10Q for the quarterly period ended December 31, 2003)

4.3	Form of Common Stock Certificate (*)

4.4	The PBSJ Corporation Stock Ownership Plan (incorporated herein by reference from Exhibit 10.14 to the Company’s Amendment 1 to Form 10 filed on September 19, 2000)

5	Opinion of Becky S. Schaffer, General Counsel of the Company

23.1	Consent of Becky S. Schaffer, General Counsel of the Company (included in the opinion filed as Exhibit 5)

23.2	Consent of Independent Certified Public Accountants (PricewaterhouseCoopers LLP)

24	Power of Attorney (included on the signature page of the Registration Statement)

(*)	Previously filed with the Registration Statement on Form 10 filed with the Commission on June 27, 2000.